                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                   The Source Information Management Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                             11644 Lilburn Park Road
                            St. Louis, Missouri 63146

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

To the Shareholders of                                          October 22, 1999
   The Source Information Management Company:                 St.Louis, Missouri


The Annual Meeting of the Shareholders of The Source Information Management Company will be held on November 22, 1999 at 4:00 p.m. Central Standard Time at The St. Louis Club (16th floor), 7701 Forsyth, St. Louis, Missouri 63105, for the following purposes:

1. To elect two class I directors to each serve a three-year term and until each director's successor has been elected and qualified;

2. To approve an amendment to the Company's 1995 Incentive Stock Option Plan to increase the number of shares of Common Stock available under the Stock Plan from 1,520,661 to 2,520,661;

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 15, 1999, will be entitled to vote at the meeting. A list of all shareholders entitled to vote at the annual meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available at the principal office of The Source Information Management Company, 11644 Lilburn Park Road, St. Louis, Missouri 63146, during usual business hours, for examination by any shareholder for any purpose germane to the annual meeting for 10 days prior to the date thereof. The list of shareholders will also be available at the meeting for examination at any time during the meeting.

A copy of the Company's Annual Report for fiscal year 1999 accompanies this notice.

                                     By Order of the Board of Directors

                                     /s/ W. Brian Rodgers

                                     W. Brian Rodgers
                                     Secretary

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

The Source Information Management Company
11644 Lilburn Park Road
St. Louis, Missouri 63146
(314) 995-9040

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

The enclosed form of proxy is solicited by and on behalf of the Board of Directors of The Source Information Management Company (the "Company"), for use at the Annual Meeting of Shareholders to be held on November 22, 1999 The St. Louis Club (16th floor), 7701 Forsyth, St. Louis, Missouri 63105, at 4:00 p.m. Central Standard Time and at any adjournments thereof. Each shareholder giving the proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company's principal executive offices at 11644 Lilburn Park Road, St. Louis, Missouri 63146, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, in and of itself, revoke the proxy). The proxy will be voted as specified by the shareholder in the spaces provided or, if no specification is made, it will be voted for Proposals 1 and 2.

This Proxy Statement and form of proxy are first being mailed to shareholders of the Company on or around October 22, 1999. The solicitation of proxies is being made primarily by the use of the mail. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegragh or personally by officers and employees of the Company and its subsidiaries, will be borne by the Company.

Only shareholders of record at the close of business on September 15, 1999, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournments thereof. On September 15, 1999 the Company had issued and outstanding 16,874,345 shares of Common Stock. Each outstanding share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Votes cast by proxy or in person at the Annual Meeting of shareholders will be tabulated by the inspectors of election appointed by the Board for the meeting.

Shares which are entitled to vote but which are not voted at the direction of the beneficial owner ("abstentions") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. Abstentions may be specified on each of Proposals 1 and 2.

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for the election of directors and for approval of an amendment to the Company's 1995 Incentive Stock Option Plan (the "Stock Plan"). Votes withheld by brokers in the absence of instructions ("broker non-votes") will not be counted with respect to, and will have no effect on, whether the shareholders approve these proposals. Abstentions, however, are counted in determining whether the shareholders have approved these proposals and, thus, have the effect of a vote against the proposals.

                 PROPOSAL 1 - ELECTION OF TWO CLASS I DIRECTORS
        INFORMATION ABOUT THE NOMINEES AND DIRECTORS CONTINUING IN OFFICE

The Company's Articles of Incorporation and Bylaws currently provide for three classes of directors, each class serving for a three-year term expiring one year after the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class II and Class III directors expire in 2000 and 2001, respectively. The Board of Directors has nominated Aron Katzman and Randall S. Minix, who are currently Class I directors, for re-election to each serve a three-year term expiring at the annual meeting of shareholders in 2002. The following table sets forth certain information concerning Mr. Katzman and Mr. Minix and those directors who are continuing in office.

                        NOMINEES FOR DIRECTOR - CLASS I
                   (TO BE ELECTED TO SERVE A THREE-YEAR TERM)

                                                                                                           DIRECTOR
     NAME                          AGE              POSITION                                                  SINCE
     ----                          ---              --------                                                  -----
Aron Katzman                        60       Director                                                          1995
Randall S. Minix                    48       Director                                                          1995

ARON KATZMAN served as the chairman and chief executive officer of Roman Company, a manufacturer and distributor of fashion custom jewelry, for more than five years prior to May 1994 when it was sold. Mr. Katzman currently serves as a member of the Board of Directors of Phonetel, Inc. and Southern Internet, Inc.

RANDALL S. MINIX has been the managing partner for more than six years of Minix, Morgan & Company, L.L.P., an independent accounting firm headquartered in Greensboro, North Carolina.

                   DIRECTORS CONTINUING IN OFFICE - CLASS II
                            (TERMS EXPIRING IN 2000)

                                                                                                           DIRECTOR
      NAME                         AGE              POSITION                                                  SINCE
      ----                         ---              --------                                                  -----
Harry L. "Terry" Franc, III         62      Director                                                           1995
Richard A. Jacobsen                 43      Vice-Chairman and Chief Operating Officer of the Company           1999

HARRY L. "TERRY" FRANC, III is one of the founders of Bridge Information Systems, Inc. ("BIS"), a global provider of information services to the securities industry and of BIS's subsidiary, Bridge Trading Company ("BTC"), a registered broker-dealer and member of the New York Stock Exchange. For more than 20 years, Mr. Franc served as a director and an Executive Vice President of BIS and an Executive Vice President of BTC.

RICHARD A. JACOBSEN was appointed Director in March 1999 and became Vice Chairman and Chief Operating Officer in April 1999. Prior thereto, he was President of Time Distribution Services from 1995 until April 1999; he served Time Distribution Services in various executive capacities since 1981. He is a member of the Board of Directors of the International Periodical Distributors Association, Chairman of the Magazine Publishers Association Retail Advisory Council and a member of the American Magazine Conference Planning Committee.

                   DIRECTORS CONTINUING IN OFFICE - CLASS III
                            (TERMS EXPIRING IN 2001)

                                                                                                           DIRECTOR
      NAME                         AGE              POSITION                                                  SINCE
      ----                         ---              --------                                                  -----
S. Leslie Flegel                    61      Chairman and Chief Executive Officer of the Company                1995
William H. Lee                      47      President and Chief Administrative Officer of the Company          1995
Robert O. Aders                     71      Director                                                           1999

S. LESLIE FLEGEL has been a director, Chairman and Chief Executive Officer of the Company since its inception in March 1995. For more than 14 years prior thereto, Mr. Flegel was the principal owner and chief executive officer of Display Information Systems Company ("DISC"), a predecessor of the Company.

WILLIAM H. LEE has been a director and an officer of the Company since its inception in March 1995. Since March 1999 he has served as Chairman of the Executive Committee and Chief Administrative Officer of the Company. From December 1998 to March 1999 he served as Chief Operating Officer and from March of 1995 to December of 1998 he served as President and Chief Operating Officer. For approximately 14 years prior thereto, Mr. Lee was the principal owner and chief executive officer of Periodical Marketing and Management, Inc. ("PMM"), a predecessor of the Company.

ROBERT O. ADERS is Chairman and Chief Executive Officer of the Advisory Board, Inc. (an international consulting organization) and a member of the Board of Directors of Food Marketing Institute, where he served from its founding in 1976 until his retirement in 1993. He is also counsel to Collier, Shannon, Rill & Scott (a Washington, D.C. law firm). Mr. Aders was the Acting Secretary of Labor in the Ford administration, is a former advisor to the White House Office of Emergency Preparedness and has served on the U.S. Wage and Price Commission and as a Vice Chairman of the National Business Council for Consumer Affairs. From 1970 to 1974, Mr. Aders was Chairman of the Board of the Kroger Company, where he served in various executive positions beginning in 1957. He is currently a trustee of the National Urban League. He also is a director of Association International Distribution Alimentares (Belgium), the Association of Latin American Supermarkets, a Fellow of the Institute of Grocery Distribution (U.K.) and a member of the International Self Service Organization (Germany). In addition, he is a director of Checkpoint Systems, Inc., a company listed on the New York Stock Exchange, Coinstar, a company listed on Nasdaq and Telepanel, a company listed on Nasdaq.

The Board of Directors of the Company consists of seven members, each of whom serve in such capacity for a three-year term or until a successor has been elected and qualified, subject to earlier resignation, removal or death. The number of directors comprising the Board of Directors may be increased or decreased by resolution adopted by the affirmative vote of a majority of the Board of Directors. The Company's Articles of Incorporation and Bylaws provide for three classes of directorships serving staggered three year terms such that one-third of the directors are elected at each annual meeting of shareholders. During fiscal 1999, four meetings of the Board of Directors were held. Each director attended 75 percent or more of the aggregate of (i) the total number of meetings held during fiscal year 1999 and (ii) the total number of meetings held during such period by all committees of the Board of Directors on which he served.

The Board of Directors evaluates and nominates qualified nominees for election or appointment as Directors and qualified persons for selection as Senior Officers. The Board of Directors will give appropriate consideration to a written recommendation by a shareholder for the nomination of a qualified person to serve as a Director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Board of Directors to properly evaluate such nominee's qualifications to serve as Director.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established an Audit Committee, a Compensation Committee, a Finance Committee and an Acquisition Committee. The duties and members of each of these committees are indicated below.

- The Audit Committee is comprised of two non-employee directors, presently Messrs. Minix and Katzman, and has the responsibility of recommending the firm that will serve as our independent auditors, reviewing the scope and results of the audit and services provided by our independent accountants and meeting with our financial staff to review accounting procedures and policies.

- The Compensation Committee is comprised of three non-employee directors, presently Messrs. Katzman, Aders and Franc, and has been given the responsibility of reviewing our financial records to determine overall compensation and benefits for executive officers and to establish and administer the policies which govern employee salaries and benefit plans.

- The Finance Committee is comprised of two directors, Messrs. Franc and Katzman. The Finance Committee has been given the responsibility of monitoring our capital structure, reviewing available alternatives to satisfy our liquidity and capital requirements and recommending the firm or firms which will provide investment banking and financial advisory services to us.

- The Acquisition Committee is comprised of two directors, presently Messrs. Franc and Katzman, and has been given the responsibility of monitoring our search for attractive acquisition opportunities, consulting with members of management to review plans and strategies for the achievement of our external growth objectives and recommending the firm or firms that will serve as advisors to us in connection with the evaluation of potential business combinations.

DIRECTOR COMPENSATION

Under the Company's present policy, each director of the Company who is not also an employee receives $15,000 annually payable quarterly in either cash or shares Common Stock valued at 90% of market on the date of grant as of the payment date. Directors also annually receive options to purchase 10,000 shares of Common Stock at an exercise price equal to market on the date of grant. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the Board and its committees.

               SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of September 30, 1999, certain information concerning the ownership of common stock (1) by each person who is known to the Company to own beneficially 5.0% or more of the outstanding common stock, (2) by each director and current executive officer named in the compensation table and
(3) by all directors and executive officers as a group. As of September 30, 1999, there were 17,007,105 shares of common stock outstanding.

                                                                                 BENEFICIAL OWNERSHIP
                                                                                 --------------------


  NAME AND ADDRESS
OF BENEFICIAL OWNER                                      NUMBER OF SHARES                                   PERCENT
-------------------                                      ----------------                                   -------
Jonathon J. Ledecky                                           2,640,000(2)                                     15.5%
  800 Connecticut Avenue NW, Suite 1111
  Washington, D.C.  20006

S. Leslie Flegel                                              1,207,107(2)(3)                                   7.0
  11644 Lilburn Park Road
  St. Louis, Missouri 63146

William H. Lee                                                  423,986(3)                                      2.5
  711 Gallimore Dairy Road
  High Point, North Carolina 27265

Aron Katzman                                                    226,217(3)(4)                                   1.3
  10 Layton Terrace
  St. Louis, Missouri 63124

Jason S. Flegel                                                 133,224(3)                                        *
  711 Gallimore Dairy Road
  High Point, North Carolina  27265

Dwight L. DeGolia                                               109,649(3)                                        *
  11644 Lilburn Park Road
  St. Louis, Missouri 63146

Harry L. Franc, III                                              60,913(3)(4)                                     *
  19 Briarcliff
  St. Louis, Missouri 63124

Randall S. Minix                                                 22,719(3)                                        *
  5502 White Blossom Drive
  Greensboro, North Carolina 27410

Robert O. Aders                                                  15,000(3)                                        *
  132 S. Delancey Place
  Atlantic City, NJ  08401



Richard A. Jacobsen                                                   -                                           *
  10 Mountain View
  Upper Saddle River, NJ  07458

All directors and executive                                   2,389,028(2)(5)                                  13.6
officers as a group  (13 persons)
------------------------

         *Less than 1%

(1) Under the rules of the Commission, the shares of the Company's common stock which a person has the right to acquire within 60 days after September 30, 1999 in connection with the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentage of ownership of that person.
(2) S. Leslie Flegel and Jonathan J. Ledecky entered into a Voting Agreement on January 7, 1999, under which Mr. Ledecky granted a proxy to Mr. Flegel to vote his shares of common stock with regard to certain corporate matters. The number of shares shown for Mr. Flegel in the table does not include Mr. Ledecky's shares.
(3) Includes exercisable options to acquire shares of common stock in the following amounts per beneficial owner: S. Leslie Flegel - 314,087 shares; William H. Lee - 32,727 shares; Aron Katzman - 10,308 shares; Jason S. Flegel - 19,455 shares; Dwight L. DeGolia - 42,545 shares; Harry L. Franc, III - 10,308 shares; Randall S. Minix - 10,308 shares; and Robert O. Aders - 10,000 shares.
(4) Includes exercisable warrants to acquire shares of common stock in the following amounts per beneficial owner: Aron Katzman - 40,180 shares; Harry L. Franc, III - 8,929 shares.
(5) Includes options and warrants to acquire 74,212 shares of common stock, excluded in the names indicated in the footnotes above.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto, or written representations that no Form 5 is required, two persons, Messrs. Gillis and Aders, failed to timely file a Form 3, Initial Statement of Beneficial Ownership of Securities. Three persons, Messrs. Katzman, Watkins and Franc, failed to timely file Form 4, Statement of Changes in Beneficial Ownership. Six persons, Messrs. Leslie Flegel, Lee, Watkins, DeGolia, Rodgers and Jason Flegel failed to timely file a Form 5, Annual Statement of Changes in Beneficial Ownership. All such reports have since been filed.

                               EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company who are not also directors of the Company:

NAME                                AGE        POSITION
----                                ---        --------
Cameron Cloeter                     44         Executive Vice President, Sales and Marketing

Dwight L. DeGolia                   54         Executive Vice President, Special Projects

Jason S. Flegel                     34         Executive Vice President, Information Services

James R. Gillis                     46         President

W. Brian Rodgers                    34         Secretary and Chief Financial Officer

Monte Weiner                        49         Executive Vice President and Chief Executive Officer - Source Display

CAMERON CLOETER has served as Executive Vice President, Sales and Marketing since August 1999. For five years prior thereto, Mr. Cloeter was Senior Vice President of Sales at Time-Warner Inc.'s Time Distribution Services. Prior to joining Time Distribution Services, Mr. Cloeter worked for M&M Mars for 15 years where his last position was Director of Sales for the Eastern United States.

DWIGHT L. DEGOLIA has served as Executive Vice President, Special Projects since its commencement of operations in May 1995. For more than ten years prior thereto, Mr. DeGolia served as Executive Vice President of Sales and Marketing for DISC. From 1986 to 1993, Mr. DeGolia also served as a director of Advanced Marketing Services, a leading supplier of books to wholesale clubs.

JASON S. FLEGEL has served as Executive Vice President, Information Services since June 1996. Prior thereto, and since the Company's inception in March 1995, Mr. Flegel served as Vice President - Western Region. For more than two years prior thereto, Mr. Flegel was an owner and the Chief Financial Officer of DISC. Jason S. Flegel is the son of S. Leslie Flegel.

JAMES R. GILLIS has served as President since December 1998. Prior thereto, he served as the President of Brand Manufacturing Corporation from September 1995. Prior to joining Brand, Mr. Gillis was a partner in the Aders-Wilcox-Gillis Group, which advised supplier companies on industry retailers worldwide. Mr. Gillis is a member of the Board of Directors of Broadband Sports, Inc.

W. BRIAN RODGERS has served as Secretary and Chief Financial Officer since October 1996. Prior to joining the Company, Mr. Rodgers practiced for seven years as a certified public accountant with BDO Seidman, LLP.

MONTE WEINER has served as Executive Vice President and Chief Executive Officer
- Source Display since September 1999. For more than 15 years prior thereto, Mr. Weiner served as President of TCE Corporation and Secretary and Treasurer of Brand Manufacturing Corporation.

EXECUTIVE COMPENSATION

The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the named executive officers, in the fiscal years indicated, for all services rendered in all capacities to the Company.

                                                      SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                               COMPENSATION
                                                               ------------
                                                                SECURITIES
  NAME OF PRINCIPAL        FISCAL                               UNDERLYING          OTHER ANNUAL           ALL OTHER
      POSITION              YEAR   SALARY ($)     BONUS ($)     OPTIONS (#)        COMPENSATION($)    COMPENSATION(1)($)
--------------------       -----   ----------    ----------   -------------       ----------------    ------------------

S. Leslie Flegel            1999    $260,857     $  23,795       360,000              $  16,188             $5,450
  Chief Executive           1998     255,000        96,300        89,256                 16,550              9,093
  Officer                   1997     227,500       176,398            --                 21,531              9,093

William H. Lee              1999    $246,430     $  23,795            --              $  12,109             $3,056
  Chief Administrative      1998     245,494        70,382        49,091                  9,573              3,056
  Officer                   1997     224,830        30,000            --                 10,888              3,056

Dwight L. DeGolia           1999    $175,000     $      --        40,000              $  11,699             $3,553
  Executive Vice            1998     150,000        29,200        10,909                 10,777                 --
  President,                1997     140,000         4,773            --                 11,223                 --
  Special Projects

Stephen E. Borjes(2)        1999    $140,000     $      --        40,000              $   6,790                 --
  President-- Display       1998      26,667         8,333            --                  2,000                 --
  Group                     1997          --            --            --                     --                 --

Jason S. Flegel             1999    $112,500     $      --        10,000              $   7,005             $  381
  Executive Vice            1998     100,000         9,600         9,091                  6,205                381
  President,                1997      90,000            --            --                  5,266                381
  Information
  Services
----------

(1) In fiscal 1999, the estimated incremental cost to the Company of life insurance premiums paid on behalf of Messrs. S. Leslie Flegel, Lee DeGolia, Borjes and Jason Flegel was $5,450, $3,056, $3,553, $0 and $381. In fiscal 1998, the estimated incremental cost to the Company of life insurance premiums paid on behalf of Messrs. S. Leslie Flegel, Lee, DeGolia, Borjes and Jason Flegel was $9,093, $3,056, $0, $0 and $381, respectively. In fiscal 1997, such cost to the Company was $9,093, $3,056, $0, $0 and $381, respectively.

(2) Since February 1999, Mr. Borjes has been Vice President, Database Operations of the Company.

                                                 OPTIONS GRANTS IN LAST FISCAL YEAR
                                                          INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------------------

                                                                                            Potential Realizable Value at
                                                                                               Assumed Annual Rates of
                          Number of      % of Total                                           Stock Price Appreciation
                         Securities       Options                                                  for Option Term
                         Underlying      Granted to     Exercise or
                           Options      Employees in    Base Price     Expiration    --------------------------------------------
         Name             Granted #     Fiscal Year       ($/Sh)          Date              5% ($)                10% ($)
----------------------- -------------- --------------- -------------- -------------- --------------------- ----------------------

S. Leslie Flegel         360,000(1)          35            5.13         02-01-08           1,162,800              2,944,800
William H. Lee                -              -               -              -                      -                      -
Dwight L. DeGolia         10,000(2)          1             5.13         02-01-08              32,300                 81,800
Dwight L. DeGolia         30,000(3)          3             5.00         10-07-08              94,200                239,100
Stephen E. Borjes         20,000(3)          2             5.00         10-07-08              62,800                159,400
Stephen E. Borjes         20,000(4)          2             6.63         04-30-08              83,400                211,400
Jason S. Flegel           10,000(5)          1             5.00         10-07-98              31,400                 79,700
----------------------- -------------- --------------- -------------- -------------- --------------------- ----------------------

(1) Options were granted February 2, 1998 and vest in four equal annual installments.
(2) Options were granted February 2, 1998 and are exercisable immediately.
(3) Options were granted October 8, 1998 and vest in three equal annual installments.
(4) Options were granted May 1, 1998 and vest in five equal annual installments
(5) Options were granted October 8, 1998 and vest in five equal annual installments.

                                           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR END OPTION VALUES
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                        Value of Unexercised
                                                                               Number of Unexercised    In-the Money Options
                                    Shares                                    Options at Fiscal Year     at Fiscal Year End
                                  Acquired on                 Value              End Exercisable/           Exercisable/
           Name                    Exercise                 Realized               Unexercisable            Unexercisable
                                      (#)                      ($)                      (#)                      ($)
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------

S. Leslie Flegel                       0                        0                29,752 / 419,504        251,851 / 2,301,901
William H. Lee                         0                        0                 16,364 / 32,727         122,157 / 244,307
Dwight L. DeGolia                      0                        0                 24,364 / 26,545         134,825 / 152,929
Stephen E. Borjes                      0                        0                 10,666 / 29,334         48,143 / 124,257
Jason S. Flegel                        0                        0                 5,636 / 13,455           38,265 / 83,031
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

In October 1997, the Company entered into separate employment agreements with S. Leslie Flegel, William H. Lee and W. Brian Rodgers, each of which expires January 31, 2000 and are subject to annual renewal thereafter. Under the employment agreements, Mr. Flegel serves as the Chairman of the Board and Chief Executive Officer of the Company in exchange for annual base compensation of $255,000, Mr. Lee serves as Chairman of the Executive Committee and Chief Administrative Officer of the Company in exchange for annual base compensation of $240,573, and W. Brian Rodgers serves as Chief Financial Officer of the Company and receives annual base compensation of $100,000, subject to annual adjustment by the Compensation Committee of the Board (the "Base

Compensation"). In the event the employment of any such person with the Company is terminated for reasons other than for cause, permanent disability or death or there occurs a significant reduction in the position, duties or responsibilities thereof (a "Termination") within two years following a "Change of Control" (as defined in the employment agreement), the discharged person will be entitled to an additional bonus of 300% of his then current annual Base Compensation. Such person also will agree to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in the rendering of services competitive with those offered by the Company during the term of his employment and for two years thereafter, without the prior written consent of the Company.

In December 1998, the Company entered into an employment agreement with James R. Gillis, which expires January 31, 2001 (subject to renewal). The employment agreement provides that Mr. Gillis will serve as President of the Company and receive annual base compensation of $250,000, subject to annual adjustment by the Board. In addition, Mr. Gillis is entitled to receive an annual bonus of $50,000 for each of fiscal 2000, 2001 and 2002 if certain performance goals are met. The annual bonus amounts may increase if the performance of the Company's front-end display rack manufacturers exceed certain thresholds. However, under his employment agreement, Mr. Gillis is not entitled to an annual bonus of more than $250,000. In the event the employment of Mr. Gillis is terminated for reasons other than cause, permanent disability or death, Mr. Gillis will be entitled to receive the remainder of his base salary and benefits for the balance of the term of the agreement and a pro rata portion of his annual bonus for the year of termination. Mr. Gillis agreed to refrain from disclosing information confidential to the Company during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by the Company during the term of his employment and for two years thereafter.

In March 1999, the Company entered into an employment agreement with Richard A. Jacobsen, which expires January 31, 2004 (subject to renewal). Under his agreement, Mr. Jacobsen serves as Vice Chairman and Chief Operating Officer of the Company and receives annual base compensation of $235,000 for fiscal 2000, $255,000 for fiscal 2001 and $275,000 for fiscal 2002. For fiscal 2003 and 2004,
Mr. Jacobsen's salary will be determined by the Board, but it may not be less than $275,000. Mr. Jacobsen will also be entitled to receive an annual bonus equal to a percentage of the Company's net income before taxes ranging from 0.69% to 2.7% if certain performance goals are met. Mr. Jacobsen will not be entitled to a bonus if the Company's pre-tax net income is not at least 82% of the budgeted pre-tax net income. In connection with his employment by the Company, the Company made two loans to Mr. Jacobsen in the amounts of $600,000 ("Loan 1") and $375,000 ("Loan 2"). Loan 1, including interest, will be forgiven over a 5-year term and Loan 2, including interest, will be forgiven over a 7-year term provided, in each case, that Mr. Jacobsen remains an employee of the Company. Under this employment agreement, Mr. Jacobsen also is entitled to receive payments compensating him for his annual tax liabilities in connection with forgiveness of the loans. In the event (1) the employment of Mr. Jacobsen is terminated for reasons other than for cause, permanent disability or death,
(2) there occurs an assignment of duties or responsibilities inconsistent with Mr. Jacobsen's appointed positions or (3) there is a "Change of Control" (as defined in his employment agreement) (each of the foregoing being a "Termination"), Mr. Jacobsen will be entitled to receive his accrued but unpaid base salary, his base salary for the remainder of the term of the employment agreement, forgiveness of Loan 1 and Loan 2, immediate vesting of options granted to Mr. Jacobsen under the employment agreement and payment of a bonus in an amount equal to the greater of the annual bonus due in the year of termination or the annual bonus for the prior year. Under the agreement, Mr. Jacobsen agreed to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in the rendering of services competitive with those offered by the Company during the term of his employment and for two years thereafter, without the prior written consent of the Company.

In August 1999, the Company entered into an employment agreement with Cameron Cloeter, which expires July 31, 2004 (subject to renewal). Under his agreement, Mr. Cloeter serves as Executive Vice President, Sales and Marketing of the Company and receives annual base compensation of $175,000. Mr. Cloeter will also be entitled to receive an annual bonus based upon the percentage that the Company's net income before taxes represents of the budgeted income before taxes. Mr. Cloeter will not be entitled to a bonus if the Company's net income before taxes is not at least 82% of the budgeted income before taxes and the maximum annual bonus shall not exceed $98,550. Under the agreement, Mr. Cloeter agreed to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in the rendering of services competitive with those offered by the Company during the term of his employment and for two years thereafter, without the prior written consent of the Company.

Under the terms of a written agreement with the Company, Dwight L. DeGolia has agreed to refrain from disclosing information confidential to the Company or engaging directly or indirectly, in any activity which is competitive with the Company's business during the term of his employment and for two years thereafter.

     REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

GENERAL

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed of Messrs. Aders, Franc and Katzman.

The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company's compensation policy is based on the principle that the financial rewards to the executives should be aligned with the financial interests of the stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

The Company's executive compensation strategy consists of salary and incentive compensation. The following is a summary of the policies underlying each element.

ANNUAL COMPENSATION

The annual compensation salary for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Committee makes a recommendation to the Board of Directors of the salary to be paid to each executive officer.

LONG TERM INCENTIVE COMPENSATION

The Committee believes that long-term incentive compensation is the most effective way of tying executive compensation to increases in stockholder value. The Committee utilizes both cash- and stock-based awards, thereby providing a means through which executive officers will be given incentives to continue high quality performance with the Company over a long period of time while allowing such executive officers to build a meaningful investment in the Company's Common Stock.

In 1995, the Company adopted its 1995 Employee Stock Option Plan (the "Plan"). Under the Plan, the participating executive officers each received an initial grant of stock options. Additional options in addition to cash bonuses were granted in fiscal 1999 to certain executive officers in recognition of significant growth in the Company's revenues and net income in the 1998 and 1999 fiscal years, and satisfactory performance evaluations from the Committee.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

Mr. Flegel's salary, bonus and substantial stock options for fiscal 1999 were determined by the Committee in the same manner as is used by the Committee for executive officers generally. In addition, the Committee considered Mr. Flegel's significant role in the Company successfully completing several strategic acquisitions. The Committee believes that Mr. Flegel's compensation is competitive within the industry and, when combined with Mr. Flegel's significant ownership of the Company's Common Stock, provides incentives for performance which are aligned with the financial interests of the stockholders of the Company.

                           THE COMPENSATION COMMITTEE

             ROBERT O. ADERS    ARON KATZMAN    HARRY L. FRANC, III

PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on The Source Information Management Company's Common Stock against the cumulative total return of companies listed on The Nasdaq Stock Market (US) and the Nasdaq Non-Financial Stocks Index. The graph is based on the market price of common stock for all companies at January 31 each year and assumes that $100 was invested on January 31, 1996 in The Source Information Management Company Common Stock and the common stock of all companies and that dividends were reinvested for all companies.


                              [PERFORMANCE GRAPH]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, the Company and its predecessors have engaged in various transactions with its directors, executive officers and other affiliated parties. The following paragraphs summarize certain information concerning such transactions and relationships to the extent that they occurred since January 31, 1998.

Dwight L. DeGolia has from time to time received cash advances from the Company and one of its predecessors. The largest aggregate amount of advances outstanding at any time was $22,093. All outstanding advances have been repaid in full.

On June 28, 1991, a predecessor of the Company entered into a lease with 711 Gallimore Partnership in which William H. Lee, is a partner. Under the terms of the lease, 711 Gallimore Partnership leased office space to the Company in High Point, North Carolina. In fiscal 1999 the Company paid 711 Gallimore Partnership $247,584 in rent. In June 1999, the Company purchased the property that it had leased from 711 Gallimore Partnership for $1.8 million in cash. The Board appointed Timothy Braswell, an independent director who has since resigned from the Board, to negotiate this transaction on the Company's behalf and, based on Mr. Braswell's recommendation, the Board determined that the terms of the purchase were fair to the Company.

2532 Partnership, a North Carolina partnership in which Mr. Lee is a partner, has occasionally provided the Company with the use of an airplane. In fiscal 1999 the Company paid 2532 Partnership $1,800 for use of the airplane.

The terms of the foregoing transactions were not negotiated on an arm's-length basis, but were ratified by a majority of the independent and disinterested outside directors who had access, at the Company's expense, to the Company's legal counsel. All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested outside directors who will have access, at the Company's expense, to the Company's legal counsel.

For a description of certain loans made to Richard Jacobsen, see "Employment Agreements with Named Executive Officers."


    PROPOSAL 2 - AMENDMENT TO THE COMPANY'S 1995 INCENTIVE STOCK OPTION PLAN

On July 7, 1999, the Board of Directors of the Company adopted an amendment to the Stock Plan and directed that the Stock Plan as amended be submitted to the shareholders for their approval. The amendment provides for an increase in the number of shares of the Company's Common Stock available under the Stock Plan by 1,000,000 shares. The amendment will become effective upon approval by the holders of at least a majority of the shares of the Common Stock voting at the Annual Meeting. The Stock Plan as amended is attached as Exhibit A to this Proxy Statement.

GENERAL

The purpose of the Stock Plan is to motivate employees of the Company and its subsidiaries through incentives inherent in stock ownership by providing the opportunity to obtain or increase proprietary interest in the Company on a favorable basis through options to purchase stock granted under the Stock Plan. The purpose of the proposed amendment to the Stock Plan is to increase the number of available shares so as to enable the Company to continue the Stock Plan in future years. The Stock Plan became effective on August 23, 1995. The maximum number of shares that may be issued under the Stock Plan is now 1,520,661 shares of Common Stock of which all shares have been issued or reserved for issuance. In the event there is a lapse, expiration, termination, or cancellation of any benefit awarded under the Stock Plan and the shares represented by such benefit either are not issued or are subsequently reacquired by the Company, such shares may be again available to be used in connection with the Stock Plan without being charged against the limitation of the number of authorized shares under the Stock Plan. The shares currently authorized have been and, if Proposal 2 is approved, the additional shares will be registered under the Securities Act of 1933, as amended. The closing price of the Company's Common Stock on September 30, 1999 on the Nasdaq National Market was $14.1875 per share.

The Compensation Committee of the Board of Directors serves as the Administrator of the Stock Plan (the "Administrator") and has the exclusive authority to determine the type of options awarded (incentive stock options ("ISO") or non-qualified stock options ("NQSO")); to determine the terms and conditions of all options; to construe and interpret the Stock Plan and the options granted under it; to determine the time or times an option may be exercised, the number of shares as to which an option may be exercised at any one time, and when an option may terminate; to establish, amend and revoke rules and regulations relating to the Stock Plan and its administration; and to correct any defect, supply any omission, or reconcile any inconsistency in the Stock Plan or any option agreement.

During the current fiscal year, the Company has consummated the acquisitions of five manufacturers of front-end display units and one company engaged in the business of submitting and collecting claims for rebates from magazine publishers on behalf of retailers. These acquisitions have substantially increased the Company's size and complexity, and have resulted in the Company's retention of a number of new executive officers and other key employees. Options granted to attract, motivate and retain these new employees, together with options granted to the Company's continuing key employees, have exhausted the number of shares of Common Stock currently authorized for issuance under the Stock Plan. The Board of Directors believes that the availability of the proposed additional authorized shares of Common Stock under the Stock Plan will enable it to continue to attract, motivate and retain key employees for the Company. As further discussed below, the Compensation Committee has, subject to shareholder approval of the proposed amendment, granted options to purchase an additional 438,500 shares of Common Stock under the Stock Plan.

OPTIONS

All employees of the Company who are not members of the Compensation Committee are eligible to receive options under the Stock Plan. The Compensation Committee determines the employees to whom options are granted, the time or times such options are granted, the number of shares to be subject to each option and the terms when each option may be exercised.

Options entitle a participant to purchase shares of Common Stock at a price per share equal to the market value of the Common Stock on the date the option is granted. However, if an ISO is granted and the participant receiving the ISO owns more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price shall not be less than one hundred and ten percent of the market value of the Common Stock on the date the ISO is granted.

Any outstanding option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the participant by the Company for any reason other than retirement (under normal Company policies), death or disability; (ii) the date which is 3 months following the effective date of the participant's retirement from the Company's service; (iii) the date which is 1 year following the date on which the participant's service with the Company ceases due to death or disability; (iv) the date of expiration of the option determined by the Administrator at the time the option is granted and specified in such option; or
(v) the 10th annual anniversary date of the granting of the option, or, if and when an ISO is granted participant owns more than 10% of the total combined voting power of all classes of stock of the Company, then on the 5th such anniversary.

Options are exercisable on the terms determined by the Administrator at the time of the grant. The option price is payable in full upon exercise of an option and may be paid in cash or, if permitted by the Administrator, by tendering shares of Common Stock of the Company already owned by the participant. Options granted under the Stock Plan are nontransferable and nonassignable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.

CHANGE OF CONTROL

The Stock Plan provides for the accelerated exercisability of options in the event of a merger, consolidation, acquisition, sale or transfer of assets, tender, or exchange offer or other reorganization in which the Company does not survive as an independent company.

AMENDMENT; TERMINATION

The Board of Directors may amend the Stock Plan at any time, except that the Board may not, without the approval of the shareholders, materially increase the benefits accruing to participants under the Stock Plan, increase the number of shares of Common Stock in the aggregate which may be issued under the Stock Plan, except as provided by the Stock Plan, or materially modify the requirements as to eligibility for participation in the Stock Plan.

The Board of Directors may terminate or suspend the Stock Plan at any time. The Stock Plan currently will terminate automatically on August 23, 2005. No benefits may be awarded under the Stock Plan after its termination. Except as provided by the Stock Plan, amendment, suspension or termination of the Stock Plan will not alter or impair any rights or obligations under options previously granted under the Stock Plan.

FEDERAL TAX CONSEQUENCES

Incentive Stock Options. A participant who exercises an ISO while employed by the Company or within the 3 month (1 year for disability) period after termination of employment, will not recognize any ordinary income at that time. If the shares acquired upon the exercise are not disposed of until more than 1 year after the date of the exercise, and more than 2 years after the date the ISOs were granted, the excess of the sale proceeds over the aggregate option price of such shares will be treated as long-term capital gain to the participant. If the shares acquired on exercise of the ISOs are disposed of prior to such dates (a "disqualifying disposition"), the excess of the fair market value of the shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income to the participant at the time of such disqualifying disposition. The Company will be entitled to a federal tax deduction in a like amount, subject to the limitation on deductions discussed below. If an ISO is exercised more than 3 months (1 year for disability) after termination of employment, the participant will recognize ordinary income equal to the difference between the option price and the fair market value of the stock received on the date of exercise. The Company would be allowed a deduction for a like amount in such case, subject to the limitation on deductions discussed below.

For purpose of the alternative minimum tax on individuals, on exercise of an ISO, the difference between the fair market value of the stock on the date of exercise and the amount paid for the stock will be treated as taxable.

A participant does not recognize any taxable income on the grant for exercise of an ISO. However, if there is a disqualifying disposition of stock received on the exercise of an ISO, the Company may deduct from income in the year of the disqualifying disposition an amount equal to the amount that the participant recognizes as ordinary income due to the disqualifying disposition, subject to the limitation on deductions discussed below.

Nonqualified Stock Options. A participant will not realize any income at the time an NQSO is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of an NQSO, the participant will recognize ordinary income (whether the NQSO price is paid in cash or by the surrender of previously owned common stock) in an amount equal to the difference between the option price and the fair market value of the shares to which the NQSO pertains. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the participant, subject to the limitation on deductions discussed below.

Limitation on Deductions. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million per year the federal income tax deduction available to a public company for compensation paid to its chief executive officer or any of its other four highest paid officers unless certain requirements are met. The Stock Plan does not meet the requirements of Section 162(m) and it is possible that certain compensation paid under the Stock Plan would not be deductible in the future. However, the Company currently believes that all amounts under the Stock Plan will be deductible because the compensation of the officers will either not exceed the limit under Section 162(m) or part of the compensation will be paid under the Performance Plan for Executives which does meet the requirements of Section 162(m).

The following sets forth information with respect to the ISOs granted by the Administrator (i) during the Company's fiscal year ended January 31, 1999 and
(ii) during fiscal 2000, subject to shareholder approval of proposed amendment. All of the ISOs expire 10 years from the date of grant.

                                                                                 Grants in Fiscal 2000 Subject to
                                        Grants in Fiscal 1999                          Shareholder Approval
                            ----------------------------------------------- -------------------------------------------
     Name and Position           Exercise Price Per                          Exercise Price Per
     -----------------           ------------------                          ------------------
                                        Share           Number of Shares            Share            Number of Shares
                                        -----           ----------------            -----            ----------------

S. Leslie Flegel, CEO and                  -                    -                      -                     -
Chairman

William H. Lee, CAO                        -                    -                      -                     -

Dwight L. DeGolia                       $ 5.00            30,000(a)                 $13.25              30,000(l)
Executive Vice President,               $ 5.13            10,000(b)
Special Projects

Jason S. Flegel, Executive              $ 5.00            10,000(c)                 $13.25              50,000(l)
Vice President, Information
Services

Stephen E. Borjes, Vice                 $ 5.00            20,000(a)                 $13.25               5,000(l)
President, Database Operations          $ 6.63            20,000(d)

All executive officers as a             $ 5.00            70,000(a)                 $12.44             100,000(m)
group                                   $ 5.13            10,000(b)                 $13.25             140,000(l)
                                        $ 5.00            10,000(c)
                                        $ 6.63            20,000(d)
                                        $ 7.81           202,000(e)

All directors who are not                 -                    -                      -                      -
executive officers as a group

All employees who are not              $  5.00            40,000(c)                 $13.25             190,000(l)
executive officers as a group          $  5.00            63,000(f)                 $13.88               1,000(n)
                                       $  6.13               910(g)                 $14.00               1,000(o)
                                       $  6.63               910(h)                 $14.94               5,000(p)
                                       $  7.38             5,000(i)                 $15.00               1,500(q)
                                       $ 10.88           155,000(j)
                                       $ 10.88           100,000(k)
-------------------------------- --------------------- --------------------- --------------------- ----------------------

(a) One-third of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-third on each of the first two anniversaries of the date of the grant, October 8, 1998.
(b) All of the ISOs are exercisable on the first anniversary of the date of grant, February 2, 1998.
(c) One-fifth of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-fifth on each of the first four anniversaries of the date of the grant, October 8, 1998.
(d) One-fifth of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-fifth on each of the first four anniversaries of the date of the grant, May 1, 1998.
(e) One-third of the ISOs are exercisable on January 1, 2001, with the remainder exercisable in cumulative installments of one-third on each of January 1, 2001 and January 1, 2002. The ISOs were granted on December 14, 1998.
(f) One-third of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-third on each of the first two anniversaries of the date of the grant, October 8, 1998.

(g) One-third of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-third on each of the first two anniversaries of the date of the grant, June 24, 1998.
(h) One-third of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-third on each of the first two anniversaries of the date of the grant, May 1, 1998.
(i) One-fifth of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-fifth on each of the first four anniversaries of the date of the grant, November 30, 1998.
(j) One-fifth of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-fifth on each of the first four anniversaries of the date of the grant, January 7, 1999.
(k) One-third of the ISOs are exercisable on January 1, 2001, with the remainder exercisable in cumulative installments of one-third on each of January 1, 2001 and January 1, 2002. The ISOs were granted on January 7, 1999.
(l) One-fifth of the ISO's are exercisable immediately, with the remainder exercisable in cumulative installments of one-fifth on each of the first four anniversaries of the date of grant, August 23, 1999.
(m) One-fourth of the ISO's are exercisable on the first anniversary of the date of grant, August 4, 1999, with the remainder exercisable in cumulative installments of one-fourth on each of the following three anniversaries of the date of grant.
(n) One-third of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-third on each of the first two anniversaries of the date of the grant, August 18, 1999.
(o) One-third of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-third on each of the first two anniversaries of the date of the grant, September 8, 1999.
(p) One-fifth of the ISO's are exercisable immediately, with the remainder exercisable in cumulative installments of one-fifth on each of the first four anniversaries of the date of grant, July 19, 1999.
(q) One-third of the ISOs are exercisable immediately, with the remainder exercisable in cumulative installments of one-third on each of the first two anniversaries of the date of the grant, September 13, 1999.

Mr. Ledecky has given Mr. Flegel his irrevocable proxy to vote in favor of Proposal 2. Messrs. Ledecky and Flegel own an aggregate of 3,533,050 shares (22.5%) eligible to vote for Proposal 2.

The Board of Directors recommends that the shareholders vote "FOR" the proposed amendment.

                                 OTHER BUSINESS

Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company by June 24, 2000 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company within the time limits set forth above. Such notice must include a description of the proposed business, the reasons therefor and other matters specified in the Company's Bylaws. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from the procedural requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

In each case the notice must be provided to the Company at its principal office in St. Louis, Missouri. Shareholders desiring a copy of the Company's Bylaws will be furnished a copy without charge upon the submission of a written request to the Company.

If the date of the 2000 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 1999 Annual Meeting of Shareholders the Company will make a timely disclosure of such date change and the impact of such date change on the submission deadlines set forth above in its first quarterly report on Form 10-Q following such date change, or, if impracticable any means reasonably calculated to inform shareholders.

                  RELATIONSHIP WITH THE INDEPENDENT ACCOUNTANTS

BDO Seidman, LLP ("BDO Seidman") served as the independent public accountant for the Company in fiscal 1999. The Company's independent public accountant for fiscal 2000 will be selected by the Board at a regular Board meeting to be held in fiscal 2000. Representatives of BDO Seidman will be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                      By Order of the Board of Directors

                                      /s/ W. Brian Rodgers

                                      W. Brian Rodgers, Secretary


THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY BY DELIVERING A WRITTEN REVOCATION OF YOUR PROXY TO THE SECRETARY OF THE COMPANY.

                                    EXHIBIT A

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
              AMENDED AND RESTATED 1995 INCENTIVE STOCK OPTION PLAN


         1.       PURPOSE OF THE PLAN

         The Source Information Management Company 1995 Incentive Stock Option Plan ("Plan") is intended to provide additional incentive to certain valued and trusted employees of The Source Information Management Company, a Missouri corporation (the "Company"), by encouraging them to acquire shares of the $.01 par value common stock of the Company (the "Stock") through options to purchase Stock granted under the Plan ("Options"). The purpose for granting such Options and making the purchase of the Stock possible is to increase the proprietary interest of such employees in the business of the Company and provide them with an increased personal interest in the continued success and progress of the Company. The intended result is to promote the interests of both the Company and its shareholders.

         Options granted under the Plan may be either Options intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs"). Each employee granted an Option will receive and be required to accept a Stock Option Agreement with the Company (the "Option Agreement"), which sets forth the terms and conditions of the Option, in accordance with this Plan.

         2.       ADMINISTRATION OF PLAN

         The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company ("Board"), to be composed of at least two (2) members. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation. Each member of the Committee shall serve at the pleasure of the Board. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. If there are less than two members of the Board who qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, then the full Board shall be deemed to be the administrators of the Plan and shall be endowed with all of the rights and responsibilities attributed to the Committee herein:

         The Committee shall have the sole power:

         (a) subject to the provisions of the Plan, to grant Options; to determine the type of Option (NQSO or ISO); to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; to establish, amend and revoke rules and regulations relating to the Plan and its administration; and to correct any defect supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and on their legal representatives and beneficiaries; and

         (b) to determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

         The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provision of the Plan and any determination by the Committee under any provision of the Plan shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

         3.       SHARES SUBJECT TO THE PLAN

         Subject to the provisions of paragraph 13, the Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate Two Million Five Hundred Twenty Thousand Six Hundred Sixty-One (2,520,661) shares of $.01 par value common stock of the Company. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the purpose of the Plan. The Stock to be offered for purchase upon the grant of an Option may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

         4.       PERSONS ELIGIBLE FOR OPTIONS

         All employees of the Company who are not members of the Committee shall be eligible to receive the grant of Options under the Plan. The Committee shall determine the employees to whom Options shall be granted, the time or times such Options shall be granted. the number of shares to be subject to each Option and the times when each Option may be exercised. The Committee shall seek information, advice and recommendations from management to assist the Committee in its independent determination as to the employees to whom Options shall be granted. An employee who has been granted an Option (an "Optionee"), if he or she is otherwise eligible, may be granted additional Options.

         5.       PURCHASE PRICE

         The purchase price of each share of Stock covered by each Option ("Purchase Price") shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the Option is granted. However, if and when an ISO is granted the Optionee receiving the ISO owns or will be considered to own, by reason of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the Stock covered by the ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the ISO is granted.

         "Fair Market Value Per Share" of the Stock shall mean: (i) if the Stock is traded only otherwise than on a securities exchange and is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the closing quoted selling price of the Stock on the date of grant of the Option. as reported by the Wall Street Journal; (ii) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal; or (iii) if the Stock is traded only otherwise than on a securities exchange and is not quoted on NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option as quoted in the "pink sheets" published by the National Daily Quotation Bureau. In any case, if there were no sales of the Stock on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

         6.       DURATION OF OPTIONS

         Any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the Optionee by the Company for any reason other than retirement (under normal Company policies), death or disability; (ii) the date which is three months following the effective date of the Optionee's retirement from the Company's service; (iii) the date which is one year following the date on which the Optionee's service with the Company ceases due to death or disability; (iv) the date of expiration of the Option determined by the Committee at the time the Option is granted and specified in such Option; or
(v) the tenth (10th) annual anniversary date of the granting of the Option, or, if and when an ISO is granted the Optionee owns (or would be considered to own by reason of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then on the fifth (5th) such anniversary. However, the Committee shall have the right, but not the obligation, to extend the expiration of the Options held by an Optionee whose service with the Company has ceased for any reason to the end of their original terms, notwithstanding that such Options may no longer qualify as ISOs under the Code.

         7.       EXERCISE OF OPTIONS

         (a) An Option may be exercisable in installments or otherwise upon such terms as the Committee shall determine when the Option is granted.

         (b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under Section 16(b) of the Securities Exchange Act of 1934.

         (c) No Option will become exercisable if the exercisability of such Option would cause the aggregate fair market value (as determined at the time of grant in accordance with the provisions of paragraph 5 hereof) of the Stock with respect to which Option issued by the Company are first exercisable during such calendar year to exceed $100,000. If the grant of an Option hereunder would cause a violation of the foregoing limitation, the exercisability of the portion of the Option granted hereunder shall be reduced to the extent necessary such that no violation of the foregoing limitation will occur. Any Option with respect to which exercisability has been deferred shall become first exercisable on the first day of the calendar year in which such exercisability would not cause a violation of the limitations contained in Section 422(b)(7) of the Code; provided, however, if the exercisability is required to be deferred beyond the expiration of such Option, the grant of such Option shall be null and void.

         8.       METHOD OF EXERCISE

         (a) When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash or its equivalent, as is acceptable to the Company, of the purchase price for the shares being purchased. The Company shall issue a separate certificate or certificates of Stock for each Option exercised by an Optionee.

         (b) In the Committee's discretion, determined at the time an Option is granted, payment of the purchase price for shares may be made in whole or in part with other shares of Stock of the Company which are free and clear of all liens and encumbrances. The value of the shares of Stock tendered in payment for the shares being purchased shall be the Fair Market Value Per Share on the date of the Optionee's notice of exercise.

         (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of any shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or the National Association of Securities Dealers, Inc. or any Federal, state or local law. If the Optionee, or other person entitled to exercise an Option, fails to timely accept delivery of and pay for the shares specified in such notice, the Committee shall have the right to terminate the Option and the exercise thereof with respect to such shares.

         9.       NONTRANSFERABILITY OF OPTIONS

         No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by Will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee.

         10.      CONTINUANCE OF EMPLOYMENT

         Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.

         11.      RESTRICTIONS ON SHARES

         If the Company shall be advised by counsel that certain requirements under Federal or state securities laws must be met before Stock may be issued under the Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for the failure to issue Stock under any exercise of Options because of any delay while such requirements are being met or the inability of the Company to comply with such requirements.

         12.      PRIVILEGE OF STOCK OWNERSHIP

         No person entitled to exercise any Option granted under the Plan shall have the rights or privileges of a stockholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in paragraph 13.

         13.      ADJUSTMENT

         (a) If the number of outstanding shares of Stock are increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company, through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Stock subject to the Plan, as provided in paragraph 3, and the shares of Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

         (b) Notwithstanding paragraph (a), upon: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the, Company is not the surviving corporation, (iii) a sale of substantially all of the assets of the Company or (iv) the transfer of more than 80% of the then outstanding Stock of the Company to another entity or person, in a single transaction or series of transactions, the Board shall accelerate the time in which any outstanding Options granted under the Plan may be exercised to a time prior to the consummation of the transaction, and the Plan shall terminate upon such consummation of the transaction. However, the acceleration of the time of exercise of such Options and the termination of the Plan shall not occur if provision is made in writing in connection with the transaction, in a manner acceptable to the Board, for: (A) the continuance of the Plan and assumption of outstanding Options, or (B) the substitution for such Options of new options to purchase the stock of a successor corporation (or parent or subsidiary thereof), with appropriate adjustments as to number and kind of shares and option price. The Board of Directors shall have the authority to amend this paragraph to provide for a requirement that a successor corporation assume any outstanding Options.

         (c) Adjustments under this paragraph 13 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

         14.      INVESTMENT PURPOSE

         Each Option granted hereunder may be issued on the condition that any purchase of Stock by the exercise of an Option which is not the subject of a registration statement permitting the sale or other distribution thereof shall be for investment purposes and not with a view to resale or distribution (the "Restricted Stock"). If requested by the Company, each Optionee must agree, at the time of the purchase of any Restricted Stock, to execute an "investment letter" setting forth such investment intent in the form acceptable to the Company and must consent to any stock certificate issued to him thereunder bearing a restrictive legend setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act of 1933, as amended, and under the applicable securities or blue sky laws of any other jurisdiction (together, the "Securities Laws"), or the availability of exemptions from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such stock. No Restricted Stock may thereafter be resold, transferred or otherwise conveyed unless:

         (1) an opinion of the Optionee's counsel is received in form and substance satisfactory to counsel for the Company, that registration under the Securities Laws is not required; or

         (2)      such Stock is registered under the applicable Securities Laws;
                  or

         (3) A "no action" letter is received from the staff of the Securities and Exchange Commission and from the administrative agencies administering all other applicable securities or blue sky laws, based on an opinion of counsel for Optionee in form and substance reasonably satisfactory to counsel for the Company, advising that registration under the Securities Laws is not required.

         15.      AMENDMENT AND TERMINATION OF PLAN

         (a) The Board of Directors of the Company may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Stock which may be issued under the Plan, except as provided under the provisions of paragraph 13; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         (b) Subject to the provisions of paragraph 13, the Plan shall terminate ten (10) years from the earlier of the adoption of the Plan by the Board of Directors or its approval by the shareholders.

         (c) Subject to the provisions of paragraph 13, no amendment, suspension or termination of this Plan shall, without the consent of each Optionee, alter or impair any rights or obligations under any Option granted to such Optionee under the Plan.

         16.      EFFECTIVE DATE OF PLAN

         The Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining such approval.

         17.      TERM OF PLAN

         No Option shall be granted under the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval by the Company's shareholders.

         Adopted by the Board of Directors as of August 23, 1995, amended as of June 26, 1997, further amended as of October 7, 1998, and further amended as of July 7, 1999.

THE SOURCE INFORMATION MANAGEMENT COMPANY


                                  By:
                                     -----------------------------------------
                                      S. Leslie Flegel, Chairman of the Board
                                      and Chief Executive Officer

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
                  DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS,
                         NOVEMBER 22, 1999 AT 4:00 P.M.

         The undersigned stockholder of The Source Information Management Company (the "Company") hereby appoints S. Leslie Flegel and W. Brian Rodgers and each of them as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at The St. Louis Club, 16th Floor, 7701 Forsyth, St. Louis, Missouri 63105 on November 22, 1999 at 4:00 P.M. Central Standard, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

         Receipt of the Notice of Annual Meeting of Stockholders dated October 22, 1999, the Proxy Statement furnished herewith, and a copy of the Annual Report on Form 10-KSB for the year ended January 31, 1999 is hereby acknowledged.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION OF VOTE IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2

ITEM 1. Election of Aron Katzman and Randall S. Minix as Class I Directors for a term of three years expiring in 2002 and until each director's successor has been duly elected and qualified.

NOMINEES:         ARON KATZMAN              RANDALL S. MINIX

                 | | FOR all nominees      | | WITHHOLD AUTHORITY
                     (except as marked         to vote for all nominees
                      to the contrary)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEES' NAME ON THE SPACE PROVIDED BELOW.)


-----------------------------------

ITEM 2. An amendment to the Company's 1995 Incentive Stock Option Plan to increase the number of shares of common stock available under the plan from 1,520,661 to 2,520,661.

                 | | FOR           | | AGAINST       | | ABSTAIN




Dated:  ______________, 1999                 ________________________________
                                                        (Signature)


                                             ________________________________
                                                (Signature if held jointly)

                                            The signature should agree with the
                                            name on your stock certificate. If
                                            acting as attorney, executor,
                                            administrator, trustee, guardian,
                                            etc., you should so indicate when
                                            signing. If the signer is a
                                            corporation, please sign the full
                                            corporate name by duly authorized
                                            officer. If shares are held jointly,
                                            each shareholder should sign.